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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of Earliest Event Reported) September 2, 2003

                         FIRST SOUTHERN BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                         0-25478            63-1133624
         --------                        ------------        ----------
(State or other Jurisdiction of          (Commission        (IRS Employer
 Incorporation or Organization)          File Number)       Identification No.)

                 102 South Court Street, Florence, Alabama 35630
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (256) 764-7131
                                 --------------
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)












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ITEM 9.   REGULATION FD DISCLOSURE
          ------------------------


         First Southern Bancshares, Inc. (the "Company") commenced on September 2, 2003 a private placement offering of Subordinated Capital Notes due September 30, 2008 and Warrants and rights to receive additional Warrants to purchase shares of the Company's common stock at an exercise price of $0.01 per share. The offering expires on September 30, 2003, unless extended. A maximum of $5.5 million could be raised in the offering through the sale of $5.5 million principal amount of the Capital Notes. Those Capital Notes bear interest at the fixed rate of 4.5% per annum through September 30, 2005. Thereafter, until maturity or repayment, interest will vary based on the prime rate.

         The maximum number of shares which could be purchased upon exercise of Warrants which initially would be issued if the offering is fully subscribed would be 154,000 shares. Additional Warrants to purchase additional shares of common stock, which could aggregate to a maximum of 154,000 shares, would be issued to holders of outstanding Capital Notes on the first anniversary of their date of issue. The Warrants will be exercisable one year after their date of issue and will terminate three years after their date of issue. Subject to the approval of the Company's stockholders, Warrants to purchase up to a maximum of 385,000 additional shares of common stock could be issued to holders of the Capital Notes until their maturity.

         Subject to the receipt of cash subscriptions, the Company will also accept exchanges of its Series B and Series A Preferred Stock for the Capital Notes and Warrants.

         The offering is only being made to select persons through a Confidential Private Placement Memorandum in reliance upon exemptions from the registration requirements of the Securities Act of 1933. This Form 8-K is not an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which the offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FIRST SOUTHERN BANCSHARES, INC.



Dated:  September 2, 2003              By: /s/ B. Jack Johnson
                                           -------------------------------------
                                           B. Jack Johnson
                                           President and Chief Executive Officer